UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2026

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Stock Acquisition Agreement

On May 4, 2026, ACEA Therapeutics, Inc. (“ACEA Thera”), an indirect minority owned subsidiary of Scilex Holding Company (the “Company”), entered into a Stock Acquisition Agreement (the “ACEA-PHOE SAA”) with Phoenix Asia Holdings Limited, a company organized under the laws of the Cayman Islands (“Phoenix Asia”), and ACEA Pharma, Inc., a wholly owned subsidiary of ACEA Thera and an exempted company incorporated with limited liability in the Cayman Islands (“ACEA Pharma”), pursuant to which ACEA Thera agreed to transfer and sell, and Phoenix Asia agreed to purchase, 100% of the issued and outstanding shares of common stock of ACEA Pharma in exchange for the delivery to ACEA Thera of 100,000,000 newly-issued ordinary shares at $10.00 per share, par value $0.00001 per share, of Phoenix Asia (the “Stock Acquisition”), the value of which was as agreed by the parties to be $1,000,000,000.00. Upon the closing of the Stock Acquisition, the Company anticipates that ACEA Thera will own approximately 82% of Phoenix Asia.

The ACEA-PHOE SAA contains customary representations, warranties, covenants and agreements by ACEA Pharma, ACEA Thera and Phoenix Asia. The closing of the Stock Acquisition is subject to certain customary conditions, including (i) the expiration of all applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) subject to certain materiality qualifiers, the accuracy of the representations and warranties made by each of ACEA Thera and Phoenix Asia and the compliance by each of ACEA Thera and Phoenix Asia with their respective obligations under the ACEA-PHOE SAA, (iii) the absence of any material adverse effect with respect to ACEA Pharma, and (iv) the receipt of any approval, clearance, confirmation, or other determination from Nasdaq to the extent required in connection with the transactions contemplated by the ACEA-PHOE SAA (including with respect to any reverse merger, reverse takeover, change of control or similar review). The Stock Acquisition is expected to close within the second quarter of 2026 upon the satisfaction or waiver of the closing conditions contained in the ACEA-PHOE SAA.

The foregoing summary of the ACEA-PHOE SAA does not purport to be complete and is qualified in its entirety by reference to the full text of the ACEA-PHOE SAA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release announcing the execution of the ACEA-PHOE SAA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1#	Stock Acquisition Agreement, dated May 4. 2026, by and among Phoenix Asia Holdings Limited, ACEA Pharma, Inc. and ACEA Therapeutics, Inc.
99.1	Press release dated May 4, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

# Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji, Ph.D.
	Name:	Henry Ji, Ph.D.
Date: May 5, 2026	Title:	Chief Executive Officer & President